EXHIBIT 22
----------

                                                                      EXHIBIT 22
                                                                      ----------

                      SUBSIDIARIES OF NORTH COUNTY BANCORP


1. North County Bank, a California state chartered bank, is a subsidiary of North County Bancorp.

2. NCB Joint Venture-I, Inc. a California corporation, is a subsidiary of North County Bank, and is a participant in Ledford/NCB-I, a California joint venture.

3. GWB Development, a California corporation, is a subsidiary of North County Bank, and is a partner in B & G Joint Venture, a California general partnership.

4.   NCB Mortgage, a California corporation, is a subsidiary of North County
     Bank.